Exhibit 4.1

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this “Agreement”) is dated as of October 31, 2024 between Jupiter Gold Corporation, a Republic of the Marshall Islands corporation, with an address at Rua Antonio de Albuquerque, Suite 1720, Belo Horizonte, MG 30112-010, Brazil (“Jupiter”), and Apollo Resources Corporation, a Republic of the Marshall Islands corporation, with an address at Rua Antonio de Albuquerque, Suite 1740, Belo Horizonte, MG 30112-010, Brazil (“Apollo”).

WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the Marshall Islands Business Corporations Act (the “BCA”), Jupiter and Apollo will enter into a business combination transaction pursuant to which Apollo will merge with and into Jupiter (the “Merger”) at the Effective Time (defined below), with Jupiter being the surviving entity of the Merger (Jupiter, in its capacity as the surviving entity of the Merger, is sometimes referred to herein as the “Surviving Company”);

WHEREAS, the special committee of the board of directors of Jupiter (the “Jupiter Special Committee”), as well as the board of directors of Jupiter (the “Jupiter Board”), have (a) determined that the Merger is fair to, and in the best interests of, Jupiter and its stockholders and have independently approved and adopted this Agreement and declared its advisability and approved the Merger and the other Transactions (defined below), and (b) recommended the approval and adoption of this Agreement and the Merger by the stockholders of Jupiter;

WHEREAS, the board of directors of Apollo (the “Apollo Board”) has (a) determined that the Merger is fair to, and in the best interests of, Apollo and its stockholders and has approved and adopted this Agreement and declared its advisability and approved the Merger and the other Transactions, (b) approved the payment of the Per Share Merger Consideration to the stockholders of Apollo pursuant to this Agreement, and (c) recommended the approval and adoption of this Agreement and the Merger by the stockholders of Apollo; and

WHEREAS, for U.S. federal and applicable state income tax purposes, the parties hereto intend that the Merger shall qualify either as (a) a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations promulgated thereunder or (b) a transaction described in Section 351(a) of the Code and the Treasury Regulations promulgated thereunder (the “Intended Tax Treatment”), and the Jupiter Board and the Apollo Board have approved this Agreement and intend that it constitute a plan of reorganization within the meaning of Treasury Regulation Section 1.368-2(g) and 1.368-3(a).

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally-bound, hereby agree as follows:

ARTICLE I

Definitions

In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Article I:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Aggregate Per Share Merger Consideration” means the aggregate Per Share Merger Consideration payable pursuant to this Agreement to the holders of Outstanding Apollo Securities.

“Agreement” has the meaning set forth in the Preamble.

“Apollo” has the meaning set forth in the Preamble.

“Apollo Articles of Incorporation” means the Articles of Incorporation of Apollo, as amended modified, or supplemented from time to time.

“Apollo Board” has the meaning set forth in the Recitals.

“Apollo Bylaws” means the Bylaws of Apollo, as amended, modified, or supplemented from time to time.

“Apollo Certificate of Incorporation” means the Certificate of Incorporation of Apollo, as amended modified, or supplemented from time to time.

“Apollo Common Stock” means the common stock of Apollo, par value of $0.001 per share, designated as Common Stock in the Apollo Articles of Incorporation.

“Apollo Material Adverse Effect” has the meaning set forth in Section 6.1(a).

“Apollo Organizational Documents” means the Apollo Certificate of Incorporation, the Apollo Articles of Incorporation, the Apollo Statement of Designations and the Apollo Bylaws.

“Apollo Per Share Value” means $5.0179.

“Apollo Preferred Stock” means the preferred stock of Apollo, par value $0.001 per share, designated as Series A Convertible Preferred Stock in the Apollo Statement of Designations.

“Apollo Statement of Designations” means the Amended and Restated Statement of Designations of Apollo, as amended modified, or supplemented from time to time.

“Apollo Stockholders’ Approval” has the meaning set forth in Section 4.2.

“Articles of Merger” has the meaning set forth in Section 2.2(a).

“Business Day” means any day except any Saturday, any Sunday, or any day which is a legal holiday in the Republic of the Marshall Islands.

“Certificates” has the meaning set forth in Section 3.2(a).

“Closing” has the meaning set forth in Section 2.2(b).

“Closing Date” has the meaning set forth in Section 2.2(b).

“Common Stock” means the common stock of Jupiter or Apollo, and any other class of securities into which such securities may hereafter be reclassified or changed.

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“Confidential Information” means information of a party hereto that is confidential, proprietary, or otherwise non-public (including all confidential, proprietary, trade secret and other non-public information included within such party’s intellectual property, including but not limited to, any technology, know-how, patent application, invention disclosure, test result, research study, business plan, budget, forecast or projection). Notwithstanding anything to the contrary, “Confidential Information” does not include information that (a) is or becomes generally available to the public other than as a result of a breach of this Agreement by a party, (b) is independently developed or conceived by a party without use or reference to Confidential Information or without otherwise violating the obligations set forth herein or (c) becomes available to a party on a non-confidential basis from another source; provided that such other source is not known by such party to be bound by, and such disclosure is not known by such party to breach, directly or indirectly, a confidentiality agreement between such other source and the other party.

“Dissenting Shares” has the meaning set forth in Section 3.3.

“Effective Time” has the meaning set forth in Section 2.2(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Agent” means West Coast Stock Transfer, Inc., the current transfer agent of Jupiter.

“Exchange Ratio” means 6.6208, and was obtained by dividing (i) the Apollo Per Share Value, $5.0179, by (ii) the Jupiter Per Share Value, $0.7579.

“Governmental Authority” means any Marshall Islands or other federal, state, provincial or local governmental or regulatory commission, board, bureau, agency, court or regulatory or administrative body.

“Intended Tax Treatment” has the meaning set forth in the Recitals.

“Jupiter” has the meaning set forth in the Preamble.

“Jupiter Articles” means the Articles of Incorporation of Jupiter, as amended, modified or supplemented from time to time.

“Jupiter Board” has the meaning set forth in the Recitals.

“Jupiter Bylaws” means the bylaws of Jupiter, as amended, modified or supplemented from time to time.

“Jupiter Charter” means the Certificate of Incorporation of Jupiter, as amended, modified or supplemented from time to time.

“Jupiter Common Stock” means the common stock of Jupiter, par value of $0.001 per share, designated as Common Stock in the Jupiter Articles.

“Jupiter Material Adverse Effect” has the meaning set forth in Section 6.2(a).

“Jupiter Organizational Documents” means the Jupiter Charter, the Jupiter Articles, the Jupiter Statement of Designations and the Jupiter Bylaws.

“Jupiter Per Share Value” means $0.7579, which is the daily volume weighted average price of Jupiter Common Stock for the 60-Trading Day period ended on October 11, 2024 as reported by otcmarkets.com.

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“Jupiter Preferred Stock” means shares of Jupiter’s Series A Preferred Stock, par value $0.001 per share.

“Jupiter Required Approvals” has the meaning set forth in Section 6.2(d).

“Jupiter Special Committee” has the meaning set forth in the Recitals.

“Jupiter Statement of Designations” means the Statement of Designations of Jupiter, as amended modified, or supplemented from time to time.

“Jupiter Stockholders’ Approval” has the meaning set forth in Section 4.1.

“Law” means i) any statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order (the “Jurisprudence”) from the Marshall Islands, and ii) the narrowest Jurisprudence from any jurisdiction other than the Marshall Islands which is needed to list and maintain the common stock of the Surviving Company on a stock exchange outside of the Marshall Islands.

“Letter of Transmittal” means the letter of transmittal in the form reasonably acceptable to Jupiter.

“Lien” means any lien, security interest, mortgage, deed of trust, defect of title, easement, right of way, pledge, adverse claim or other encumbrance of any kind that secures the payment or performance of an obligation (other than those created under applicable securities Laws).

“Marshall Islands” means the Republic of the Marshall Islands, a sovereign nation.

“Merger” has the meaning set forth in the Recitals.

“Merger Consideration” has the meaning set forth in Section 3.2(b)(i).

“Merger Information” has the meaning set forth in Section 4.3.

“Merger Payment Schedule” has the meaning set forth in Section 3.2(b)(i).

“Outstanding Apollo Securities” has the meaning set forth in Section 3.1(a)

“Participating Securityholder” means, as of immediately prior to the Closing, each (i) holder of shares of Apollo Common Stock as of immediately prior to the Effective Time, and (ii) holder of shares of Apollo Preferred Stock as of immediately prior to the Effective Time.

“Per Share Merger Consideration” has the meaning set forth in Section 3.1(a).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit or proceeding before a court, other applicable governmental entity or arbitrator, whether commenced or threatened.

“RPM Global” means RPM Global Holdings Limited, financial advisor to the Jupiter Board.

“SEC” means the U.S. Securities and Exchange Commission.

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“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Tax” or “Taxes” means any and all taxes (including any duties, levies or other similar governmental fees, assessments or charges of any kind in the nature of taxes), including, but not limited to, income, estimated, business, occupation, corporate, capital, gross receipts, transfer, stamp, registration, employment, payroll, social security (or similar), unemployment, withholding, occupancy, license, severance, capital, production, ad valorem, excise, windfall profits, customs, duties, environmental, premium, real property gains, real property, personal property, sales, use, turnover, value added and franchise taxes, in each case imposed by any Governmental Authority, whether disputed or not, together with all interest, penalties, and additions to tax imposed with respect to such amounts thereto.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means the market on which Jupiter’s Common Stock is listed or quoted for trading on the date in question. On the date of this Agreement, Jupiter trades the shares of its Common Stock at OTCQB.

“Transaction Documents” means this Agreement, the Articles of Merger, all exhibits and schedules thereto and hereto and any other documents, agreements, certificates and instruments executed and delivered by Jupiter or Apollo in connection with the Transactions and specifically contemplated by this Agreement.

“Transactions” means the transactions contemplated by the Transaction Documents.

ARTICLE II

THE MERGER

Section 2.1 The Merger. Upon the terms and subject to the conditions set forth in Article V, and in accordance with the BCA, at the Effective Time, Apollo shall be merged with and into Jupiter. As a result of the Merger, the separate corporate existence of Apollo shall cease and Jupiter shall continue as the surviving entity of the Merger (provided that references to Apollo for periods after the Effective Time shall be deemed to include the Surviving Company).

Section 2.2 Effective Time; Closing.

(a) As promptly as practicable, but in no event later than five (5) Business Days, after the satisfaction or, if permissible, waiver of the conditions set forth in Article V (other than those conditions that by their nature are to be satisfied at the Closing, it being understood that the occurrence of the Closing shall remain subject to the satisfaction or, if permissible, waiver of such conditions at the Closing or by the statutory passage of time, as the case may be), the parties hereto shall cause the Merger to be consummated by duly executing and filing articles of merger (the “Articles of Merger”) with (and acceptance thereof by) the Registrar or Deputy Registrar of Corporations of the Republic of the Marshall Islands, as provided under the BCA and make any other filings, recordings or publications required to be made by Jupiter or Apollo under the BCA in connection with the Merger and mutually agreed by the parties (the date and time of the filing of such Articles of Merger (or such later time as may be agreed by each of the parties hereto and specified in such Articles of Merger) being the “Effective Time”).

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(b) Immediately prior to such filing of the Articles of Merger in accordance with Section 2.2(a), the closing (the “Closing”) shall be held by electronic exchange of deliverables and release of signatures, for the purpose of confirming the satisfaction or waiver, as the case may be, of the conditions set forth in Article V. The date on which the Closing shall occur is referred to herein as the “Closing Date”.

Section 2.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided herein and in the applicable provisions of the BCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, immunities, powers, franchises, licenses and authority of Apollo and Jupiter shall vest in the Surviving Company, and all debts, liabilities, obligations, restrictions, disabilities and duties of Jupiter and Apollo shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Company.

Section 2.4 Closing Deliverables. At or prior to the Closing, Apollo will deliver or cause to be delivered to Jupiter the following:

(a) the Merger Payment Schedule;

(b) the executed written resignations effective as of the Effective Time of all members of the Apollo Board and management;

(c) a certificate from the Registrar of Corporations of the Republic of the Marshall Islands, dated within ten (10) days prior to the Closing Date certifying that Apollo is in good standing;

(d) Letters of Transmittal completed and duly executed by Participating Securityholders holding at least 95% of the Outstanding Apollo Securities, which will include a waiver of their appraisal or dissenters’ rights under the BCA; and

(e) a properly executed certificate, dated as of the Closing Date, conforming to the requirements of Treasury Regulations Sections 1.1445-2(c)(3) and 1.897-2(h), together with a properly executed notice to the IRS (which shall be timely filed by Jupiter with the IRS following the Closing), each in a form reasonably acceptable to Jupiter.

Section 2.5 Organizational Documents of the Surviving Company.

(a) At the Effective Time, the Certificate of Incorporation of Jupiter in effect immediately prior to the Merger shall be the Certificate of Incorporation of the Surviving Company until thereafter amended in accordance with the BCA.

(b) At the Effective Time, the Articles of Incorporation of Jupiter in effect immediately prior to the Merger shall be amended and restated in their entirety to, among other things, (i) increase the authorized share capital of the Surviving Company to 200,000,000 shares and (ii) increase the number of shares of authorized common stock of the Surviving Company to 190,000,000 shares. Such amended and restated Articles of Incorporation shall be the Articles of Incorporation of the Surviving Company until thereafter amended in accordance with the BCA.

(c) At the Effective Time, the Bylaws of Jupiter in effect immediately prior to the Merger shall be amended and restated in their entirety to, among other things, prescribe and clarify procedures relating to meetings of the shareholders of Jupiter.

(d) At the Effective Time, the Statement of Designations of Jupiter in effect immediately prior to the Merger shall be the Statement of Designations of the Surviving Company until thereafter amended in accordance with the BCA.

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Section 2.6 Board Directors; Management. The directors of Jupiter immediately prior to the Effective Time shall be the directors of the Surviving Company to hold office in accordance with the Bylaws of the Surviving Company until the earlier of their resignation or removal or until their respective successors are duly elected and qualified. The officers of Jupiter immediately prior to the Effective Time shall be the officers of the Surviving Company to hold office in accordance with the Bylaws of the Surviving Company until the earlier of their resignation or removal or until their respective successors are duly elected and qualified.

ARTICLE III

CONVERSION OF SECURITIES; EXCHANGE OF APOLLO SECURITIES

Section 3.1 Conversion of Securities.

(a) Subject to Section 3.3, at the Effective Time, by virtue of the Merger and without any action on the part of Jupiter, each share of Apollo Common Stock and Apollo Preferred Stock that is issued and outstanding immediately prior to the Effective Time (collectively, the “Outstanding Apollo Securities”) shall be canceled and converted into the number of shares of Jupiter Common Stock equal to the Exchange Ratio (which consideration shall hereinafter be referred to as the “Per Share Merger Consideration”).

(b) Prior to the Effective Time and subject to the prior reasonable review and approval by Jupiter (which approval shall not be unreasonably withheld, delayed, or conditioned), Apollo shall take all actions reasonably necessary to effect the transactions anticipated by Section 3.1(a) under the Apollo Organizational Documents.

(c) For the avoidance of doubt, all shares of Jupiter Common Stock and Jupiter Preferred Stock that are outstanding as of immediately prior to the Effective Time shall remain outstanding as of immediately after the Effective Time.

Section 3.2 Exchange of Securities.

(a) Exchange Agent. Promptly following the date hereof, Jupiter shall appoint the Exchange Agent for the purpose of exchanging certificates for Outstanding Apollo Securities (collectively, the “Certificates”), if any, representing the Outstanding Apollo Securities and each share of Outstanding Apollo Security held in book-entry form on the stock transfer books of Apollo immediately prior to the Effective Time, in either case, for the portion of the Per Share Merger Consideration issuable in respect of such Outstanding Apollo Security pursuant to Section 3.1(a) and on the terms and subject to the other conditions set forth in this Agreement. Apollo shall reasonably cooperate with Jupiter and the Exchange Agent in connection with the appointment of the Exchange Agent, and the conversion of the Outstanding Apollo Securities pursuant to this Agreement (including the provision of any information, or the entry into any agreements or documentation, necessary or advisable, as determined in good faith by Jupiter, or otherwise requested by the Exchange Agent to fulfill its duties as the Exchange Agent in connection with the Transactions). Jupiter shall bear all costs and expenses (if any) of the Exchange Agent.

(b) Exchange Procedures.

(i) On the Closing Date and prior to the Effective Time, Jupiter shall deposit, or shall cause to be deposited, with the Exchange Agent, for the benefit of the holders of Outstanding Apollo Securities, for exchange in accordance with this Article III, the number of shares of Jupiter Common Stock sufficient to deliver the Aggregate Per Share Merger Consideration payable pursuant to this Agreement (such shares of Jupiter Common Stock being hereinafter referred to as the “Merger Consideration”).

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(ii) Jupiter shall cause the Exchange Agent, pursuant to irrevocable instructions, to pay such Per Share Merger Consideration out of the Merger Consideration in accordance with the Merger Payment Schedule and the other applicable provisions contained in this Agreement. The Merger Consideration shall not be used for any other purpose.

(iii)  The payment of the Per Share Merger Consideration to any Participating Securityholder shall be expressly conditioned upon such Participating Securityholder providing a completed Letter of Transmittal, and if requested, written evidence reasonably satisfactory to Jupiter that such Participating Securityholder is an “accredited investor” as defined and determined pursuant to Rule 501(a) of Regulation D promulgated under the Securities Act.

(iv) If the Merger Payment Schedule is delivered to the Exchange Agent in accordance with Section 3.2(b) on or prior to the date that is (A) at least two (2) Business Days prior to the Closing Date, then Jupiter and Apollo shall take reasonable steps to cause the applicable Per Share Merger Consideration to be issued to the applicable holder of Outstanding Apollo Securities in book-entry form as soon as reasonably practicable, but in no event more than five (5) Business Days, following the Closing Date, or (B) less than two (2) Business Days prior to the Closing Date, then Jupiter and Apollo shall take all necessary actions to cause the applicable Per Share Merger Consideration to be issued to the applicable holder of Outstanding Apollo Securities in book-entry form within five (5) Business Days after such delivery; provided that the Per Share Merger Consideration shall not be issued with respect to shares of Outstanding Apollo Securities represented by a Certificate until the applicable holder of such Outstanding Apollo Securities has surrendered such Certificate (or an affidavit of loss in lieu thereof) to the Exchange Agent and satisfied the conditions of Section 3.2(b)(iii).

(c) No Further Rights in Outstanding Apollo Securities. The Per Share Merger Consideration issuable upon conversion of the Outstanding Apollo Securities in accordance with the terms hereof shall be deemed to have been paid and issued in full satisfaction of all rights pertaining to such Outstanding Apollo Securities.

(d) Adjustments to Per Share Merger Consideration. The Per Share Merger Consideration shall be equitably adjusted to reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into shares of Jupiter Common Stock), reorganization, recapitalization, reclassification, combination, merger, sale or exchange of shares or other like change with respect to shares of Apollo Common Stock, Apollo Preferred Stock or Jupiter Common Stock occurring on or after the date hereof and prior to the Effective Time.

(e) Termination of Merger Consideration. Any portion of the Merger Consideration that remains undistributed to any Participating Securityholder for failure to satisfy the conditions of Section 3.2(b)(iii) for one (1) year after the Effective Time shall be delivered to Jupiter, upon demand, and any Participating Securityholder who has not theretofore complied with this Section 3.2 shall thereafter look only to Jupiter for such holder’s portion of the Merger Consideration. Any portion of the Merger Consideration remaining unclaimed by the holders of Outstanding Apollo Securities (as of immediately prior to the Effective Time) as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Authority shall, to the extent permitted by the BCA, become the property of Jupiter free and clear of any claims or interest of any Person previously entitled thereto.

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(f) No Liability. None of the Exchange Agent or the Surviving Company shall be liable to any Participating Securityholder for any Jupiter Common Stock (or dividends or distributions with respect thereto) or cash delivered to a public official pursuant to any abandoned property, escheat or similar Law.

(g) Withholding Rights. Notwithstanding anything in this Agreement to the contrary, each of Jupiter, Apollo, the Surviving Company, and the Exchange Agent shall be entitled to deduct and withhold from amounts (including shares, options or other property) otherwise payable, issuable or transferable pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to such payment, issuance or transfer under the BCA. To the extent that amounts are so deducted or withheld and timely paid to the applicable Governmental Authority in accordance with the BCA, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid, issued or transferred to the Participating Securityholder (or intended recipients) in respect of which such deduction and withholding was made. The parties hereto shall cooperate in good faith to eliminate or reduce any such deduction or withholding.

(h) Fractional Shares. No certificates or scrip or shares representing fractional shares of Jupiter Common Stock shall be issued upon the exchange of the Outstanding Apollo Securities in the Merger and such fractional share interests will not entitle the owner thereof to vote or to have any rights of a stockholder of Jupiter. In lieu of any fractional share of Jupiter Common Stock to which any holder of Outstanding Apollo Securities would otherwise be entitled, the Exchange Agent shall round up or down to the nearest whole share of Jupiter Common Stock, as applicable, with a fraction of 0.5 rounded up. No cash settlements shall be made with respect to fractional shares eliminated by rounding.

(i) Merger Payment Schedule. At least two (2) Business Days prior to the Closing Date, Apollo shall deliver to Jupiter and the Exchange Agent a schedule (the “Merger Payment Schedule”) of record holders of the Outstanding Apollo Securities and the number of shares of Jupiter Common Stock to be delivered to each such beneficial owner in accordance with Section 3.1(a). Apollo agrees that Jupiter and the Exchange Agent shall be entitled to rely conclusively on information set forth in the Merger Payment Schedule and any amounts delivered by Jupiter or the Exchange Agent to an applicable Participating Securityholder in accordance with the Merger Payment Schedule shall be deemed for all purposes to have been delivered to the applicable Participating Securityholder in full satisfaction of the obligations of Jupiter under this Agreement and Jupiter shall not be responsible or liable for the calculations or the determinations regarding such calculations set forth therein.

Section 3.3 Dissenting Shares. Notwithstanding any provision of this Agreement to the contrary, including Section 3.1, the Outstanding Apollo Securities that are held by a holder who has not voted in favor of adoption of this Agreement or consented thereto in writing and who has properly exercised its appraisal rights of such Outstanding Apollo Securities in accordance with the BCA (such shares being referred to collectively as the “Dissenting Shares” until such time as such holder fails to perfect or otherwise loses such holder’s appraisal rights under the BCA with respect to such shares) shall not be cancelled for no consideration, but instead shall be entitled to only such rights as are granted by the BCA; provided, however, that if after the Effective Time, such holder fails to perfect, withdraws or loses such holder’s right to appraisal pursuant to the BCA, such Outstanding Apollo Securities shall immediately be deemed to have converted at the Effective Time into the right to receive the portion of the Per Share Merger Consideration issuable in respect of such Outstanding Apollo Securities pursuant to Section 3.1(a) as if such shares never had been Dissenting Shares, and Jupiter shall issue to the holder thereof the portion of the Per Share Merger Consideration as if such shares never had been Dissenting Shares. Apollo shall provide Jupiter prompt (but in any event within one (1) Business Day) written notice of any demands received by Apollo for appraisal of any Outstanding Apollo Securities, any withdrawal of any such demand and any other demand, notice or instrument delivered to Apollo prior to the Effective Time pursuant to the BCA that relates to such demand. Jupiter shall have the opportunity and right to direct all negotiations and Proceedings with respect to such demands. Except with the prior written consent of Jupiter, Apollo shall not make any payment with respect to, or settle or offer to settle, any such demands.

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Section 3.4 Stock Transfer Books. At the Effective Time, the stock transfer books of Apollo shall be closed and there shall be no further registration of transfers of Outstanding Apollo Securities thereafter on the records of Apollo. From and after the Effective Time, the holders of Outstanding Apollo Securities outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Outstanding Apollo Securities, except as otherwise provided in this Agreement or by Law.

ARTICLE IV

additional agreements

Section 4.1 Jupiter Stockholder Approval. No later than 5:00 p.m. Eastern time on the date of this Agreement, Jupiter shall deliver to Apollo the written consent of a majority of its stockholders adopting, authorizing and approving the Transaction Documents and the transactions contemplated hereby and thereby, including the Merger, in a form reasonably satisfactory to Apollo (the “Jupiter Stockholders’ Approval”).

Section 4.2 Apollo Stockholder Approval. No later than 5:00 p.m. Eastern time on the date of this Agreement, Apollo shall deliver Jupiter the written consent of a majority of its stockholders adopting, authorizing and approving the Transaction Documents and the transactions contemplated hereby and thereby, including the Merger, in a form reasonably satisfactory to Jupiter (the “Apollo Stockholders’ Approval”).

Section 4.3 Merger Information. Apollo shall provide information to the Apollo Stockholders in all respects related to the Merger in accordance with the BCA (the “Merger Information”). The Merger Information and any other materials submitted to the stockholders of Apollo in connection with the transactions contemplated by this Agreement shall be subject to prior review and approval by Jupiter, which approval shall not be unreasonably conditioned, delayed or withheld.

Section 4.4 SEC Filings.

(a) Apollo acknowledges that: (i) Jupiter will be required to file or submit reports with the SEC that may be required to contain information about the Transactions; and (ii) Jupiter will be required to file a Form 6-K to announce the Transactions and other significant events that may occur in connection with the Transactions.

(b) In connection with any filing Jupiter makes with the SEC that requires information about the Transactions, Apollo will, and will use its reasonable best efforts to cause its Affiliates to, in connection with the disclosure included in any such filing or the responses provided to the SEC in connection with the SEC’s comments to a filing, (i) cooperate with Jupiter, (ii) respond to questions about itself required in any filing or requested by the SEC and (iii) provide any information requested by Jupiter in connection with any filing with the SEC.

Section 4.5 Tax Matters.

(a) Neither party hereto shall (and each shall cause its Affiliates not to) take or cause to be taken (or fail to take or cause to be taken) any action, which action (or failure to act), whether before or after the Effective Time, would reasonably be expected to prevent or impede the Merger from qualifying for the Intended Tax Treatment.

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(b) For U.S. federal and applicable state income Tax purposes, the parties hereto intend that the Merger shall qualify as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations promulgated thereunder, and that this Agreement shall constitute, and the parties hereto hereby adopt this Agreement as, a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a). The parties hereto shall prepare and file all Tax returns and otherwise report the Merger consistent with the Intended Tax Treatment, including attaching the statement described in Treasury Regulations Section 1.368-3(a) on or with their Tax Returns for the Tax year of the Merger, unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code. Each party hereto shall promptly notify the other party in writing of any challenge to the Intended Tax Treatment by any Governmental Authority.

(c) Each party hereto shall promptly notify the other party in writing if, before the Closing, such party knows or has reason to believe that the Merger may not qualify for the Intended Tax Treatment (and whether the terms of this Agreement could be reasonably amended in order to facilitate the Merger qualifying for the Intended Tax Treatment). In the event the SEC requests or requires such Tax opinion, each party hereto shall use commercially reasonable efforts to execute and deliver customary Tax representation letters as the applicable Tax advisor may reasonably request in form and substance reasonably satisfactory to such Tax advisor. In the event the SEC requests or requires a Tax opinion with respect to the Merger, the parties shall use commercially reasonable efforts to cause the Tax advisors of the parties, at the election of Jupiter, to deliver such Tax opinion, subject to customary assumptions and limitations, to Apollo. Jupiter shall use reasonable best efforts to execute and deliver customary Tax representation letters to its Tax advisor in form and substance reasonably satisfactory to such advisor.

Section 4.6 Conduct of Business by Apollo Pending the Merger.

(a) Apollo agrees that, between the date of this Agreement and the Effective Time or the earlier termination of this Agreement (the “Interim Period”), except as (1) expressly contemplated by any other provision of any Transaction Document, and (2) as required by the BCA (including as may be requested or compelled by any Governmental Authority), unless Jupiter shall otherwise consent in writing (which consent shall not be unreasonably conditioned, withheld or delayed):

(i) Apollo shall conduct its business in the ordinary course of business; and

(ii) Apollo shall use its commercially reasonable efforts to preserve intact in all material respects the business organization of Apollo, to keep available the services of the current officers and employees of Apollo, and to preserve in all material respects the current relationships of Apollo with customers, suppliers and other persons with whom Apollo has significant business relations.

(b) By way of amplification and not limitation, except as (i) expressly contemplated by any other provision of any Transaction Document, or (ii) as required by the BCA (including as may be requested or compelled by any Governmental Authority), Apollo shall not, during the Interim Period, directly or indirectly, do any of the following without the prior written consent of Jupiter (which consent shall not be unreasonably conditioned, withheld or delayed):

(i) amend or otherwise change the Apollo Organizational Documents or equivalent organizational documents; or

(ii) issue, sell, pledge, dispose of, grant or encumber or subject to any Lien, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, or otherwise amend any terms of, (A) any shares of any class of Apollo Common Stock or Apollo Preferred Stock, or any convertible securities or other rights of any kind to acquire any shares of such Apollo Common Stock, Apollo Preferred Stock, or any other ownership interest (including, without limitation, any phantom interest), of Apollo; or (B) any material assets of Apollo.

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Section 4.7 Conduct of Business by Jupiter Pending the Merger.

(a) Jupiter agrees that during the Interim Period, except as (1) expressly contemplated by any other provision of any Transaction Document, and (2) as required by the BCA (including as may be requested or compelled by any Governmental Authority), unless Apollo shall otherwise consent in writing (which consent shall not be unreasonably conditioned, withheld or delayed):

(i) Jupiter shall conduct its business in the ordinary course of business; and

(ii) Jupiter shall use its commercially reasonable efforts to preserve intact in all material respects the business organization of Jupiter, to keep available the services of the current officers and employees of Jupiter, and to preserve in all material respects the current relationships of Jupiter with customers, suppliers and other persons with whom Jupiter has significant business relations.

(b) By way of amplification and not limitation, except as (i) expressly contemplated by any other provision of any Transaction Document, or (ii) as required by the BCA (including as may be requested or compelled by any Governmental Authority), Jupiter shall not, during the Interim Period, directly or indirectly, do any of the following without the prior written consent of Apollo (which consent shall not be unreasonably conditioned, withheld or delayed):

(i) other than as expressly contemplated by this Agreement, amend or otherwise change the Jupiter Organizational Documents; or

(ii) issue, sell, pledge, dispose of, grant or encumber or subject to any Lien, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, or otherwise amend any terms of, (A) any shares of any class of Jupiter Common Stock or Jupiter Preferred Stock or other rights of any kind to acquire any shares of such Jupiter Common Stock, Jupiter Preferred Stock, or any other ownership interest (including, without limitation, any phantom interest), of Jupiter; or (B) any material assets of Jupiter.

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Section 4.8 Indemnification. Each of Apollo, on the one hand, and Jupiter on the other hand (as applicable, the “Indemnitor”), will indemnify and hold Jupiter and Apollo, respectively (as applicable, the “Indemnitee”), and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls the Indemnitee (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling Persons (each, a “Indemnitee Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Indemnitee Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Indemnitor in this Agreement or in the other Transaction Documents, (b) any action instituted against the Indemnitee Parties in any capacity, or any of them or their respective Affiliates, by any stockholder of the Indemnitor who is not an Affiliate of such Indemnitee Parties, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Indemnitee Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Indemnitee Parties may have with any such stockholder or any violations by such Indemnitee Parties of state or federal securities Laws or any conduct by such Indemnitee Parties which constitutes fraud, gross negligence, willful misconduct or malfeasance) or (c) in the case of indemnification of Jupiter by Apollo, for any demand for appraisal under the BCA (which shall include amounts paid to stockholders of Apollo with respect to such demands in excess of such stockholder’s portion of the Per Share Merger Consideration payable pursuant to this Agreement). If any action shall be brought against any Indemnitee Party in respect of which indemnification may be sought pursuant to this Agreement, such Indemnitee Party shall promptly notify the Indemnitor in writing, and the Indemnitor shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Indemnitee Party. Any Indemnitee Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnitee Party except to the extent that (i) the employment thereof has been specifically authorized by the Indemnitor in writing, (ii) the Indemnitor has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Indemnitor and the position of such Indemnitee Party, in which case the Indemnitor shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Indemnitor will not be liable to any Indemnitee Party under this Agreement (y) for any settlement by such Indemnitee Party effected without the Indemnitor’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to such Indemnitee Party’s breach of any of the representations, warranties, covenants or agreements made by the Indemnitor in this Agreement or in the other Transaction Documents. The indemnification required by this Section 4.8 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Indemnitee Party against the Indemnitor or others and any liabilities the Indemnitor may be subject to pursuant to Law.

Section 4.9 Confidentiality; Public Disclosure. Each party agrees not to disclose or use any Confidential Information of the other party without the prior written authorization of such other party; provided, however, that a party may disclose Confidential Information (i) to such party’s professional advisors that are subject to a duty of confidentiality and with such party’s investors to communicate information about the subject matter of this Agreement and other customary information to investors in connection with the operation of their respective investment and management businesses in the ordinary course of business or in connection with their respective fund raising, marketing, informational or reporting activities subject to customary confidentiality obligations; (ii) if any such information is necessary for enforcing such party’s rights under this Agreement; or (iii) if such disclosure is required by the BCA, subpoena, court order, regulation, or judicial or administrative process; provided that, to the extent practicable and permitted by the BCA, such party provides notice of such requirement to the other party for the purpose of enabling the first party to seek a protective order or otherwise prevent such disclosure. For the avoidance of doubt, Jupiter may disclose this Agreement and the other Transaction Documents and Transactions pursuant to Section 4.3 without the consent of Apollo.

Section 4.10 Further Actions. From time to time, as and when reasonably requested by a party hereto, the other party will execute and deliver, or cause to be executed and delivered, all such documents and instruments and will take, or cause to be taken, all such further or other actions, as the requesting party may reasonably deem necessary or desirable to consummate the transactions contemplated by this Agreement and the other Transaction Documents, in any such case, at the requesting party’s sole cost and expense.

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ARTICLE V

CONDITIONS TO THE MERGER

Section 5.1 Conditions to the Obligations of Each Party. The obligations of Apollo and Jupiter to consummate the Transactions, including the Merger, are subject to the satisfaction or waiver (where permissible) at or prior to the Closing of the following conditions:

(a) Jupiter Stockholders’ Approval. Jupiter shall have obtained the Jupiter Stockholders’ Approval.

(b) Apollo Stockholders’ Approval. Apollo shall have obtained the Apollo Stockholders’ Approval.

(c) No Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law, rule, regulation, judgment, decree, executive order or award which is then in effect and has the effect of making the Transactions, including the Merger, illegal or otherwise prohibiting consummation of the Transactions, including the Merger.

Section 5.2 Conditions to the Obligations of Jupiter. The obligations of Jupiter to consummate the Transactions, including the Merger, are subject to the satisfaction or waiver (where permissible) at or prior to the Closing of the following additional conditions:

(a) Representations and Warranties. The representations and warranties of Apollo contained herein shall be true and correct in all material respects (or, to the extent representations or warranties are qualified by materiality or Apollo Material Adverse Effect, in all respects) as of the date of this Agreement and on the Closing Date (unless as of a specific date therein in which case they shall be accurate as of such date).

(b) Agreements and Covenants. Apollo shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

(c) Material Adverse Effect. Since the date hereof, there shall not have occurred any Apollo Material Adverse Effect that is continuing on the Closing Date.

(d) Officer’s Certificate. Apollo shall have delivered to Jupiter a certificate, dated as of the Closing Date, signed by an officer of Apollo, certifying as to the satisfaction of the conditions specified in Section 5.2(a), Section 5.2(b), and Section 5.2(c).

(e) Apollo shall have delivered or caused to be delivered to Jupiter each of the items set forth in Section 2.4.

Section 5.3 Conditions to the Obligations of Apollo. The obligations of Apollo to consummate the Transactions, including the Merger, are subject to the satisfaction or waiver (where permissible) at or prior to the Closing of the following additional conditions:

(a) Representations and Warranties. The representations and warranties of Jupiter contained herein shall be true and correct in all material respects (or, to the extent representations or warranties are qualified by materiality or Jupiter Material Adverse Effect, in all respects) as of the date of this Agreement and on the Closing Date (unless as of a specific date therein in which case they shall be accurate as of such date).

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(b) Agreements and Covenants. Jupiter shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

(c) Material Adverse Effect. Since the date hereof, there shall not have occurred any Jupiter Material Adverse Effect that is continuing on the Closing Date.

(d) Officer’s Certificate. Jupiter shall have delivered to Apollo a certificate, dated as of the Closing Date, signed by an officer of Jupiter, certifying as to the satisfaction of the conditions specified in Section 5.3(a), Section 5.3(b), and Section 5.3(c).

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

Section 6.1 Representations and Warranties of Apollo. Apollo hereby makes the following representations and warranties to Jupiter as of the date hereof and as of the Closing Date:

(a) Organization and Qualification. Apollo is an entity duly incorporated or otherwise organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Apollo is neither in violation nor default of any of the provisions of the Apollo Organizational Documents. Apollo is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of Apollo, taken as a whole, or (iii) a material adverse effect on Apollo’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Apollo Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(b) Authorization; Enforcement. Apollo has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of this Agreement and the other Transaction Documents by Apollo and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of Apollo and no further action is required by Apollo, the Apollo Board (and/or any applicable committee thereof) or any of its governing bodies or equity holders, in connection herewith or therewith other than in connection with the Apollo Stockholders’ Approval. This Agreement and each other Transaction Document to which Apollo is a party has been (or upon delivery will have been) duly executed by Apollo and, when delivered by any other parties thereto in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of Apollo enforceable against Apollo in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other Laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by the BCA ((i)-(iii), collectively, the “Enforceability Exceptions”).

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(c) No Conflicts. The execution, delivery and performance by Apollo of this Agreement and the other Transaction Documents to which it is a party, and the consummation by it of the transactions contemplated hereby and thereby, including the Merger, do not and will not: (i) conflict with or violate any provision of the Apollo Organizational Documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien or other encumbrance upon any of the properties or assets of Apollo, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing an Apollo debt or otherwise) or other understanding to which Apollo is a party or by which any property or asset of Apollo is bound or affected, or (iii) subject to the Apollo Stockholders’ Approval, conflict with or result in a violation of any Law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or Governmental Authority to which Apollo is subject (including federal and state securities Laws and regulations), or by which any property or asset of Apollo is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Apollo Material Adverse Effect.

(d) Filings, Consents and Approvals. Apollo is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other Governmental Authority or other Person in connection with the execution, delivery and performance by Apollo of the Transaction Documents, other than obtaining the Apollo Stockholders’ Approval.

(e) Access to Information. Apollo acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the filings made by Jupiter and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of Jupiter concerning the terms and conditions of the Merger and Jupiter’s business, activities, assets, liabilities, contingencies, and obligations; (ii) access to information about Jupiter and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that Jupiter possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

(f) Capital Structure. The authorized capital stock of Apollo consists of 49,999,000 shares of common stock and 1,000 shares of preferred stock. At the close of business on October 18, 2024 (the “Capitalization Date”), 2,790,008 shares of Apollo Common Stock and 1 share of Apollo Preferred Stock were outstanding. Except as set forth above, at the close of business on the Capitalization Date, no other shares of capital stock of, or other equity, voting or ownership interests in, Apollo were issued, reserved for issuance or outstanding. Except as set forth above, as of the date of this Agreement there are no options, warrants, rights, convertible or exchangeable securities, other securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, contracts, arrangements or undertakings of any kind to which Apollo or any subsidiary thereof is a party or by which any of them is bound obligating Apollo or any subsidiary thereof to issue, grant, deliver or sell, or cause to be issued, granted, delivered or sold, additional shares of capital stock of, or other equity, voting or ownership interests in, or any security convertible or exercisable for or exchangeable into any capital stock of, or other equity, voting or ownership interest in, Apollo or any subsidiary thereof. Apollo has not issued any bearer shares.

Section 6.2 Representations and Warranties of Jupiter. Jupiter hereby makes the following representations and warranties to Apollo as of the date hereof and as of the Closing Date:

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(a) Organization and Qualification. Jupiter is an entity duly incorporated or otherwise organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Jupiter is neither in violation nor default of any of the provisions of the Jupiter Organizational Documents. Jupiter is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of Jupiter, taken as a whole, or (iii) a material adverse effect on Jupiter’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Jupiter Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(b) Authorization; Enforcement. Jupiter has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of this Agreement and the other Transaction Documents by Jupiter and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of Jupiter and no further action is required by Jupiter, the Jupiter Special Committee or the Jupiter Board (and/or any applicable committee thereof) other than in connection with the Jupiter Required Approvals. This Agreement and each other Transaction Document to which Jupiter is a party has been (or upon delivery will have been) duly executed by Jupiter and, when delivered by any other parties thereto in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of Jupiter enforceable against Jupiter in accordance with its terms, except as limited by the Enforceability Exceptions.

(c) No Conflicts. The execution, delivery and performance by Jupiter of this Agreement and the other Transaction Documents to which it is a party, and the consummation by it of the transactions contemplated hereby and thereby, including the Merger, do not and will not: (i) conflict with or violate any provision of the Jupiter Organizational Documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien or other encumbrance upon any of the properties or assets of Jupiter, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Jupiter debt or otherwise) or other understanding to which Jupiter is a party or by which any property or asset of Jupiter is bound or affected, or (iii) subject to the Jupiter Required Approvals, conflict with or result in a violation of any Law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or Governmental Authority to which Jupiter is subject (including federal and state securities Laws and regulations), or by which any property or asset of Jupiter is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Jupiter Material Adverse Effect.

(d) Filings, Consents and Approvals. Jupiter is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other Governmental Authority or other Person in connection with the execution, delivery and performance by Jupiter of the Transaction Documents, other than (i) obtaining the Jupiter Stockholders’ Approval, as well as (ii) any notices required to be filed with OTCQB in connection with the Merger and any filings as are required to be made under applicable Laws ((i) and (ii) collectively, the “Jupiter Required Approvals”).

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(e) Access to Information. Jupiter acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the filings made by Apollo and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of Apollo concerning the terms and conditions of the Merger and Apollo’s business, activities, assets, liabilities, contingencies, and obligations; (ii) access to information about Apollo and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate the transactions contemplated hereby; and (iii) the opportunity to obtain such additional information that Apollo possesses or can acquire without unreasonable effort or expense that is necessary to make an informed decision with respect to the transactions contemplated hereby.

(f) Capital Structure. The authorized capital stock of Jupiter consists of 40,000,000 shares of common stock and 10,000,000 shares of preferred stock. At the close of business on the Capitalization Date, 12,625,987 shares of Jupiter Common Stock and 1 share of Jupiter Preferred Stock were outstanding. Except as set forth above, at the close of business on the Capitalization Date, no other shares of capital stock of, or other equity, voting or ownership interests in, Jupiter were issued, reserved for issuance or outstanding. Except as set forth above, as of the date of this Agreement there are no options, warrants, rights, convertible or exchangeable securities, other securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, contracts, arrangements or undertakings of any kind to which Jupiter or any subsidiary thereof is a party or by which any of them is bound obligating Jupiter or any subsidiary thereof to issue, grant, deliver or sell, or cause to be issued, granted, delivered or sold, additional shares of capital stock of, or other equity, voting or ownership interests in, or any security convertible or exercisable for or exchangeable into any capital stock of, or other equity, voting or ownership interest in, Jupiter or any subsidiary thereof. Jupiter has not issued any bearer shares.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

Section 7.2 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via e-mail at the e-mail address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via e-mail at the facsimile number or email address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Business Day, (c) the second (2nd) Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

Section 7.3 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the parties, to the extent permitted by the BCA. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

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Section 7.4 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

Section 7.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Neither party may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party.

Section 7.6 Governing Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the Republic of the Marshall Islands. Each of the parties hereto irrevocably agrees that any Proceeding arising out of this Agreement or any Transaction, and the rights and obligations arising hereunder, shall be brought and determined exclusively in the courts of the Republic of the Marshall Islands. In addition, each of the parties hereto (a) consents to submit itself to the exclusive personal jurisdiction of such court in the event any dispute arises out of this Agreement or any Transaction, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) irrevocably and unconditionally waives (and agrees not to plead or claim) any objection to the laying of venue of any Proceeding arising out of this Agreement or any Transaction in any such court or that any such Proceeding brought in such court has been brought in an inconvenient forum, (d) agrees that it will not bring any Proceeding arising out of this Agreement or any Transaction in any court other than any such court and (e) agrees that each of the other parties will have the right to bring any Proceeding for enforcement of a judgment entered by such court.

Section 7.7 Survival. The right of the Indemnitee Parties to be indemnified or held harmless pursuant to Section 4.8 as a result of any breach of, or inaccuracy in, the representations and warranties of the Indemnitor contained in this Agreement shall survive until the one (1) year anniversary of the Closing Date. Each covenant and agreement of a party contained in this Agreement that by its terms contemplates performance in whole or in part after the Closing shall survive until the expiration of its term or the performance in full of the undertaking set forth therein.

Section 7.8 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

Section 7.9 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

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Section 7.10 Remedies. In addition to being entitled to exercise all rights provided herein or granted by Law, including recovery of damages, Jupiter and Apollo will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Proceeding for specific performance of any such obligation the defense that a remedy at law would be adequate.

Section 7.11 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

Section 7.12 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of Common Stock that occur after the date of this Agreement.

Section 7.13 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY THE BCA, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

Section 7.14 Termination.

(a) This Agreement may be terminated and the Transactions abandoned at any time prior to the Closing only as follows: (i) by mutual written consent of Apollo and Jupiter; (ii) by Apollo or Jupiter by delivery of written notice of termination to the other prior to the Closing, if the Closing has not occurred by the date that is sixty (60) days after the date of this Agreement; provided, that neither Apollo nor Jupiter shall be entitled to terminate this Agreement pursuant to this clause (ii) if its breach of this Agreement has been the proximate cause of the failure of the Closing to occur at or prior to such time; (iii) by Apollo or Jupiter if there has been a material misrepresentation or breach of warranty or material breach of covenant on the part of the other party in the representations and warranties or covenants of such or party set forth in this Agreement (so long as the party seeking to terminate this Agreement has provided written notice of such material breach or material misrepresentation and such material breach or material misrepresentation has continued without cure for thirty (30) days after the notice of breach or misrepresentation has been delivered); (iv) by Apollo or Jupiter if a Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law, rule, regulation, judgment, decree, executive order or award which is final and non-appealable and then in effect and has the effect of making the Transactions, including the Merger, illegal or otherwise prohibiting consummation of the Transactions, including the Merger; provided, however, that a party shall not be permitted to terminate this Agreement pursuant to this clause (iv) if such party did not use commercially reasonable efforts to have such order vacated prior to its becoming final and nonappealable; or (v) by Jupiter, if Apollo did not deliver the Apollo Stockholders’ Approval by 5:00 Eastern time on the date of this Agreement.

(b) If this Agreement is terminated pursuant to Section 7.14(a), except as otherwise provided in any specific provision of this Agreement to the contrary, (i) this Agreement shall become void and of no further force and effect, and (ii) all further obligations of the parties under this Agreement will terminate without further liability or obligation on the part of any party; provided, however, that no party shall be released from liability under this Agreement if it is terminated and the transactions abandoned by reason of such party’s willful and material breach of this Agreement.

(Signature Pages Follow)

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger to be duly executed by their respective authorized signatories as of the date first indicated above.

Jupiter Gold Corporation		Address for Notice:

Rua Antonio de Albuquerque,
By:	/s/ Marc Fogassa	Suite 1720,
Name:	Marc Fogassa	Belo Horizonte, MG 30112-010, Brazil
Title:	Chief Executive Officer
E-mail: marc.fogassa@jupitergoldcorp.com

IN WITNESS WHEREOF, the undersigned have caused this Agreement and Plan of Merger to be duly executed by their respective authorized signatories as of the date first indicated above.

Apollo Resources Corporation		Address for Notice:

Rua Antonio de Albuquerque,
By:	/s/ Marc Fogassa	Suite 1740,
Name:	Marc Fogassa	Belo Horizonte, MG 30112-010, Brazil
Title:	Chief Executive Officer
E-mail: marc.fogassa@apolloresourcescorp.com